                                                                EXHIBIT 10.25


                        THE HAWK GROUP OF COMPANIES, INC.



                            ------------------------

                                WARRANT AGREEMENT

                            ------------------------



                            DATED AS OF JUNE 30, 1995






               316,970 WARRANTS TO PURCHASE CLASS B COMMON STOCK,
                                 $.01 PAR VALUE

                                TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)
                                                                                                               PAGE

1.       FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES...................................................  1
         1.1      Form of Warrant Certificates..................................................................  1
         1.2      Execution of Warrant Certificates; Registration Books.........................................  2
         1.3      Transfer, Split Up, Combination and Exchange of Warrant Certificates; Lost
                  or Stolen Warrant Certificates................................................................  2
         1.4      Subsequent Issuance of Warrant Certificates...................................................  3
         1.5      Special Agreements of Warrant Certificate Holders.............................................  3

2.       EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE........................................................  4
         2.1      Exercise of Warrants..........................................................................  4
         2.2      Issuance of Class B Common Stock..............................................................  4
         2.3      Unexercised Warrants..........................................................................  4
         2.4      Cancellation and Destruction of Warrant Certificates..........................................  4

3.       SPECIAL AGREEMENTS OF THE COMPANY......................................................................  5
         3.1      Reservation of Common Stock...................................................................  5
         3.2      Common Stock To Be Duly Authorized and Issued, Fully Paid and
                  Nonassessable.................................................................................  5
         3.3      Transfer Taxes................................................................................  5
         3.4      Class B Common Stock Record Date..............................................................  6
         3.5      Rights in Respect of Class B Common Stock.....................................................  6
         3.6      Private Placement Number; CUSIP Number........................................................  6
         3.7      Right of Action...............................................................................  6
         3.8      Survival......................................................................................  7

4.       ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES;
         FRACTIONAL SHARES......................................................................................  7
         4.1      Mechanical Adjustments........................................................................  7
         4.2      Fractional Shares............................................................................. 12
         4.3      Additional Agreements of the Company.......................................................... 12

5.       INTERPRETATION OF THIS AGREEMENT....................................................................... 13
         5.1      Certain Defined Terms......................................................................... 13
         5.2      Descriptive Headings.......................................................................... 18
         5.3      Governing Law................................................................................. 19

6.       MISCELLANEOUS.......................................................................................... 19
         6.1      Expenses...................................................................................... 19
         6.2      Amendment and Waiver.......................................................................... 19
         6.3      Warrants Subject to Shareholders' Agreement................................................... 20
         6.4      No Rights or Liabilities as Stockholder....................................................... 20
         6.5      Directly or Indirectly........................................................................ 20

                          TABLE OF CONTENTS (CONTINUED)
                             (NOT PART OF AGREEMENT)
                                                                                                               PAGE
         6.6      Survival of Representations and Warranties; Entire Agreement.................................. 20
         6.7      Successors and Assigns........................................................................ 20
         6.8      Notices....................................................................................... 20
         6.9      Satisfaction Requirement...................................................................... 22
         6.10     Severability.................................................................................. 22
         6.11     Counterparts.................................................................................. 22
         6.12     Jurisdiction; Jury Trial...................................................................... 22
         6.13     Expiration.................................................................................... 22

Attachment A        --      Form of Warrant Certificate

                                WARRANT AGREEMENT


         WARRANT AGREEMENT, dated as of June 30, 1995, among THE HAWK GROUP OF COMPANIES, INC. (together with its successors and assigns, the "COMPANY"), a Delaware corporation, and each of CONNECTICUT GENERAL LIFE INSURANCE COMPANY ("CONNECTICUT GENERAL") and CIGNA MEZZANINE PARTNERS III, L.P. ("CMP" and, together with Connecticut General, collectively, the "PURCHASERS").

                                    RECITALS:

         A. Certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 5 hereof.

         B. The Board of Directors has authorized the issuance of an aggregate of Three Hundred Sixteen Thousand Nine Hundred Seventy (316,970) warrants (the "WARRANTS") of the Company, each Warrant representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, and subject to adjustment as set forth herein, one (1) share of Class B Common Stock on the terms and subject to the conditions hereinafter set forth.

         C. The Company and the Purchasers have entered into the separate Senior Subordinated Note and Warrant Purchase Agreements (collectively, as may thereafter be amended from time to time, the "NOTE PURCHASE AGREEMENT"), each dated as of even date herewith, pursuant to which the Company agreed to sell, and the Purchasers have agreed to purchase, Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Company's 12% Senior Subordinated Notes due 2005 (the "SUBORDINATED NOTES"), and the Warrants, for an aggregate consideration of Thirty Million Dollars ($30,000,000) in cash.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.       FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.

         1.1 FORM OF WARRANT CERTIFICATES. The warrant certificates (individually, a "WARRANT CERTIFICATE" and, collectively, the "WARRANT CERTIFICATES") evidencing the Warrants, and the forms of assignment and of election to purchase shares to be attached to such certificates, shall be substantially in the form set forth in Attachment A hereto and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. Each Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof to purchase a number of shares of Class B Common Stock equal to the number of Warrants represented by such Warrant Certificate at a price per share equal to the Purchase Price, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

         1.2      EXECUTION OF WARRANT CERTIFICATES; REGISTRATION BOOKS.

                  (A) EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by an officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, notwithstanding the fact that at the date of the execution of this Agreement any such individual was not such an officer.

                  (B) REGISTRATION BOOKS. The Company will keep or cause to be kept at the office of its counsel, Kohrman Jackson & Krantz, One Cleveland Center, 20th Floor, 1375 East 9th Street, Cleveland, Ohio 44114, or at its office maintained at the address of the Company set forth in Section 6.8 hereof, or at such other office of such counsel or the Company in the United States of America of which the Company shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

         1.3 TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; LOST OR STOLEN WARRANT CERTIFICATES.

                  (A) TRANSFER, SPLIT UP, ETC. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder or Transferee thereof to purchase a like number of shares of Class B Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 1.2(b) hereof, whereupon the Company shall deliver promptly to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

                  (B) LOSS, THEFT, ETC. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and:

                           (i) in the case of loss, theft or destruction, of
                  indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Warrant Certificate is an Institutional Investor or a nominee of an Institutional Investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory; or

                           (ii) in the case of mutilation, upon surrender and
                  cancellation thereof;

         the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate.

                  (C) LIMITATION ON TRANSFERS. Notwithstanding the foregoing provisions of this Section 1.3 or any other provision contained in this Agreement, each holder of Warrant Certificates agrees that it will not at any time sell, transfer or otherwise convey any of the Warrants to any Person which is a Competitor without the prior written consent of the Company.

         1.4 SUBSEQUENT ISSUANCE OF WARRANT CERTIFICATES. Subsequent to the original issuance, no Warrant Certificates shall be issued except:

                  (a) Warrant Certificates issued upon any transfer, split up, combination or exchange of Warrants pursuant to Section 1.3(a) hereof;

                  (b) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 1.3(b) hereof; and

                  (c) Warrant Certificates issued pursuant to Section 2.3 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

         1.5 SPECIAL AGREEMENTS OF WARRANT CERTIFICATE HOLDERS. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

                  (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at the office of the Company referred to in Section 1.2(b) hereof, duly endorsed or accompanied by an instrument of transfer (in the form attached hereto); and

                  (b) the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

2.       EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE.

         2.1 EXERCISE OF WARRANTS. At any time and from time to time on or prior to the Expiration Date, the holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part, by surrender of such Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 1.2(b) hereof, together with payment of the Purchase Price for each share of Class B Common Stock with respect to which the Warrants are then being exercised. Such Purchase Price shall be payable:

                  (a) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company; or

                  (b) by surrender of one or more Subordinated Notes to the Company, in accordance with Section 5.9 of the Note Purchase Agreement, in an aggregate principal amount which, together with any consideration simultaneously delivered pursuant to Section 2.1(a) hereof, shall equal such Purchase Price. Upon any such delivery of Subordinated Notes to the Company, the Company shall pay to the tendering holder all accrued and unpaid interest in respect of the Subordinated Notes so delivered to and including the date of exercise, and shall cancel and retire such Subordinated Note. The Company and the Purchasers agree that a tender of Subordinated Notes in payment of the Purchase Price in respect of the Warrants shall not be deemed a prepayment of the Subordinated Notes, but rather a conversion of such Subordinated Notes, pursuant to the terms of this Agreement and the Warrants, into Class B Common Stock.

         2.2 ISSUANCE OF CLASS B COMMON STOCK. Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each of the shares to be purchased in the manner provided in Section 2.1 hereof and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section 3.3 hereof), the Company shall thereupon promptly cause certificates representing the number of whole shares of Class B Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly after such receipt deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 4.2 hereof to or upon the order of the registered holder of such Warrant Certificate.

         2.3 UNEXERCISED WARRANTS. In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns.

         2.4 CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES. All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution or transfer shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

3.       SPECIAL AGREEMENTS OF THE COMPANY.

         3.1 RESERVATION OF COMMON STOCK. The Company covenants and agrees that it will at all times cause to be reserved and kept available:

                  (a) out of its authorized and unissued shares of Class B Common Stock such number of shares of Class B Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other rights, warrants or options exercisable into, and the conversion of all Securities convertible into, Class B Common Stock; and

                  (b) out of its authorized and unissued shares of Class A Common Stock such number of shares of Class A Common Stock as will be sufficient to permit the conversion in full of all Class B Common Stock issued or issuable hereunder and all other rights, warrants or options exercisable into, and the conversion of all Securities convertible into, Class A Common Stock.

         3.2 COMMON STOCK TO BE DULY AUTHORIZED AND ISSUED, FULLY PAID AND NONASSESSABLE. Upon payment of the aggregate Purchase Price, the Company covenants and agrees that it will take all such action as may be necessary to ensure that

                  (a) all shares of Class B Common Stock delivered upon the exercise of any Warrants at the time of delivery of the certificates representing such shares, and

                  (b) all shares of Class A Common Stock delivered upon the conversion of any Class B Common Stock at the time of delivery of the certificates representing such shares,

shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any Lien created by, or arising out of actions of, the Company or any Subsidiary.

         3.3 TRANSFER TAXES. The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

                  (a) each Warrant Certificate;

                  (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3(a) or Section 2.3 hereof;

                  (c) each share of Class B Common Stock issued upon the exercise of any Warrant; and

                  (d) each share of Class A Common Stock issued upon conversion of any share of Class B Common Stock issued upon the exercise of any Warrant.

The Company shall not, however, be required to:

                  (i) pay any transfer tax that may be payable in respect of the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing any Warrant surrendered for exercise or the certificate representing the shares of Class B Common Stock presented for conversion, as the case may be (any such tax being payable by the holder of such Warrant Certificate or Class B Common Stock at the time of surrender); or

                  (ii) issue or deliver any such certificates referred to in the foregoing clause (i) for shares of Class B Common Stock upon the exercise of any Warrant until any such tax referred to in the foregoing clause (i) shall have been paid.

         3.4 CLASS B COMMON STOCK RECORD DATE. Each Person in whose name any certificate for shares of Class B Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Class B Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made.

         3.5 RIGHTS IN RESPECT OF CLASS B COMMON STOCK. Except as otherwise set forth herein or in the Shareholders' Agreement, prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder in the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote in respect of any matter upon which the holders of Class B Common Stock may vote or the right to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company.

         3.6 PRIVATE PLACEMENT NUMBER; CUSIP NUMBER. The Company covenants and agrees to maintain a private placement number in respect of the Warrants and on or before the earlier of (i) the date of the first offer for sale of Class A Common Stock pursuant to an effective registration statement filed by the Company under the Securities Act or (ii) thirty (30) days after the first exercise of a Warrant (or as soon thereafter as practicable), CUSIP numbers in respect of each of the Class A Common Stock and the Class B Common Stock, in each case, from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

         3.7 RIGHT OF ACTION. All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

         3.8      SURVIVAL.  The agreements of the Company contained in this
Section 3 shall survive the exercise of and the expiration of the Warrants.


4.       ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES; FRACTIONAL
         SHARES.

         4.1 MECHANICAL ADJUSTMENTS. The number of shares of Class B Common Stock purchasable upon the exercise of each Warrant, and the Purchase Price, shall be subject to adjustment as follows:

                  (A) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In the event that the Company shall:

                           (i) pay a dividend in shares of Additional Common Stock or make a distribution in shares of Additional Common Stock;

                           (ii) reclassify by subdivision its outstanding shares of Common Stock into a greater number of shares; or

                           (iii) reclassify by combination its outstanding shares of Common Stock into a smaller number of shares;

         then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be adjusted to that price determined by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

                           (A) the total number of outstanding shares of Common
                  Stock immediately prior to such event; divided by

                           (B) the total number of outstanding shares of Common
                  Stock immediately after such event.

         An adjustment made pursuant to this Section 4.1(a) shall become effective on the effective date of such event.

                  (B) DISTRIBUTIONS OF PROPERTY. In the event that the Company shall distribute to holders of shares of Common Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) shares of stock other than Common Stock or evidences of its indebtedness or assets, or Rights (excluding those referred to in Section 4.1(c) hereof), then in each case the Purchase Price in effect after the record date in respect of which such stock, indebtedness, assets or Rights were issued shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by the quotient of:

                           (i)      the difference of:

                                    (A) the Reference Price on such record date;
                           minus

                                    (B) the quotient of (I) the then fair value
                           (as determined in good faith and on a reasonable basis by the Board of Directors, whose determination, if so made, shall be conclusive) of the shares of stock or assets or evidences of indebtedness so distributed or of such Rights, divided by (II) the number of shares of Common Stock outstanding on the record date;

                  divided by

                           (ii)     the Reference Price on such record date.

         Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution.

                  (C) ISSUANCES OF ADDITIONAL COMMON STOCK AND OTHER SECURITIES. In the event that the Company shall issue or sell shares of Additional Common Stock or Rights (excluding Excluded Securities) at a Consideration Per Share lower than the Reference Price in effect on the date of such issuance or sale, or if the Company shall amend the provisions of any Rights such as to reduce the Consideration Per Share applicable thereto, then the Purchase Price in effect immediately after such event shall be adjusted by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

                           (i)      the sum of:

                                    (A) the number of shares of Common Stock
                           outstanding immediately prior to such event; plus

                                    (B) the quotient of (I) the Aggregate
                           Consideration Receivable, divided by (II) the Reference Price, in each case immediately prior to such event;

                  divided by

                           (ii)     the sum of:

                                    (A) the number of shares of Common Stock
                           outstanding immediately prior to such event; plus

                                    (B) the number of shares of Additional
                           Common Stock so issued or sold (or then issuable pursuant to such Rights).

         In the event that the Company shall issue and sell shares of Common Stock or Rights for a consideration consisting, in whole or in part, of Property (including, without limitation, a Security) other than cash or its equivalent, then in determining the "Aggregate Consideration Receivable," the Board of Directors shall determine, in good faith and on a reasonable basis, the fair value of such Property, and such determination, if so made, shall be binding upon all holders of Warrants.

                  (D) CONSOLIDATION; MERGER; SALE; RECLASSIFICATION. In the event that there shall be:

                           (i) any consolidation of the Company with, or merger
                  of the Company with or into, another corporation (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger);

                           (ii) any sale or conveyance to another corporation of
                  the Property of the Company substantially as an entirety; or

                           (iii) any reclassification of the Common Stock that
                  results in the issuance of other Securities of the Company;

         then, in each such case, lawful provision shall be made as a part of the terms of such transaction so that the holders of Warrants shall thereafter have the right to purchase the number and kind of shares of stock, other Securities, cash, Property and rights receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale or conveyance, at the Purchase Price then in effect.

                  (E) DE MINIMIS CHANGES IN PURCHASE PRICE. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided that any adjustments that, at the time of the calculation thereof, are less than one percent (1%) of the Purchase Price at such time and by reason of this Section 4.1(e) are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustment or adjustments, as so supplemented, exceed the one percent (1%) amount set forth in this Section 4.1(e) and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed such one percent (1%) amount, all adjustments deferred prior thereto and not previously made shall then be made. In any case, all such adjustments being carried forward pursuant to this
         Section 4.1(e) shall be given effect upon the exercise of any Warrants by any holder thereof for purposes of determining the Purchase Price thereof. All calculations shall be made to the nearest ten-thousandth of a dollar ($0.0001).

                  (F) ADJUSTMENT OF NUMBER OF SHARES ISSUABLE PURSUANT TO WARRANTS. Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 4.1, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Class B Common Stock (calculated to the nearest one-hundredth (.01)) obtained by multiplying the number of shares of Class B Common Stock covered by such Warrant immediately prior to such adjustment by the quotient of:

                           (i) the Purchase Price in effect immediately prior to
                  such adjustment,

         divided by

                           (ii) the Purchase Price in effect immediately after
                  such adjustment.

         All Warrants originally issued by the Company hereunder shall, subsequent to any adjustment made to the Purchase Price hereunder, evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Class B Common Stock determined to be purchasable from time to time hereunder upon exercise of such Warrants, all subject to further adjustment as provided herein. Each such adjustment shall be valid and binding upon the Company and the holders of Warrants irrespective of whether the Warrant Certificates theretofore and thereafter issued express the Purchase Price per share of Class B Common Stock and the number of shares of Common Stock that were expressed upon the initial Warrant Certificates issued hereunder.

                  (G) MISCELLANEOUS.

                           (i) Adjustments shall be made pursuant to this
                  Section 4.1 successively whenever any of the events referred to in Section 4.1(a) through Section 4.1(d), inclusive, hereof shall occur.

                           (ii) If any Warrant shall be exercised subsequent to
                  the record date for any of the events referred to in this
                  Section 4.1, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Class B Common Stock or other Securities or Property that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

                           (iii) Shares of Common Stock owned by or held for the
                  account of the Company or any Subsidiary shall not, for purposes of the adjustments set forth in this Section 4.1, be deemed outstanding.

                  (H) EXPIRATION OF RIGHTS. Upon the expiration of any Rights with respect to which an adjustment was required to be made pursuant to
         Section 4.1, without the full exercise thereof, the Purchase Price and the number of shares of Class B Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be the Purchase Price and the number of shares of Class B Common

         Stock as would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

                           (i) the only shares of Common Stock issuable under
                  such Rights were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights; and

                           (ii) such shares of Common Stock, if any, were issued
                  or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights, whether or not exercised; provided that no such readjustment shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such Rights.

                  (I) OTHER SECURITIES. In the event that at any time, as a result of an adjustment made pursuant to this Section 4.1, each holder of Warrants shall become entitled to purchase any Securities of the Company other than shares of Class B Common Stock, the number or amount of such other Securities so purchasable and the Purchase Price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 4.1(a) through Section 4.1(d), inclusive, hereof, and all other relevant provisions of this Section 4.1 that are applicable to shares of Class B Common Stock shall be applicable to such other Securities.

                  (J) NOTICE OF ADJUSTMENT. Whenever the number of shares of Class B Common Stock issuable upon the exercise of Warrants is adjusted or the Purchase Price in respect thereof is adjusted, as herein provided, the Company shall promptly give to each holder of Warrants notice of such adjustment or adjustments and shall promptly deliver to each holder of Warrants a certificate of the Company's chief financial officer setting forth:

                           (i) the number of shares of Class B Common Stock
                  issuable upon the exercise of each Warrant and the Purchase Price of such shares after such adjustment;

                           (ii) a brief statement of the facts requiring such
                  adjustment; and

                           (iii) the computation by which such adjustment was
                  made.

         So long as any Warrant is outstanding, the Company shall, upon the written request of the Required Holders, deliver to each holder of Warrants a certificate of the independent certified public accountants of the Company setting forth:

                           (A) the number of shares of Class B Common Stock
                  issuable upon the exercise of each Warrant and the Purchase Price of such shares as of the end of such fiscal year;

                           (B) a brief statement of the facts requiring each
                  adjustment required to be made in such fiscal year; and

                           (C) the computation by which each such adjustment was
                  made;

         provided, that the required Holders may not make more than one (1) such request in any twelve (12) month period.

                  (K) NOTICE OF CERTAIN EVENTS. Whenever the Company shall publicly announce the authorization of any Notice Event, the Company shall, not less than thirty (30) days prior to the record date with respect to such event (or, if no record date for the same shall be fixed, not less than thirty (30) days prior to the occurrence of such Notice Event), give to each holder of Warrants, written notice of such event setting forth any change in the number of shares of Class B Common Stock the Company estimates will be issuable upon the exercise of such holder's Warrants, the estimated Purchase Price of such shares after any adjustment required to be made hereunder and a brief statement of the facts requiring such adjustment and the computation by which the Company expects such adjustment will be made. Notwithstanding the foregoing, no failure of the Company to give any such notice shall affect the validity of the action taken unless such failure was in bad faith.

         4.2 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Class B Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Class B Common Stock resulting therefrom, an amount of cash (computed to the nearest whole cent) equal to the product of:

                  (a) the fractional amount of such share; times

                  (b) the Market Price, as determined on the trading day immediately prior to the date of exercise of such Warrant.

         4.3 ADDITIONAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) The Company shall not, by amendment to its certificate of incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against dilution or other impairment.

                  (b) Before taking any action that would result in an adjustment to the then current Purchase Price to a price that would be below the then current par value of Class B Common Stock issuable upon exercise of any Warrant, the Company will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Class B Common Stock upon payment of such Purchase Price as so adjusted.

5.       INTERPRETATION OF THIS AGREEMENT.

         5.1 CERTAIN DEFINED TERMS. For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

         ADDITIONAL COMMON STOCK -- means Common Stock of the Company, including treasury shares, issued after the Closing Date, except Class B Common Stock issued upon the exercise of any one or more Warrants and Class A Common Stock issued upon the conversion of any Class B Common Stock.

         AFFILIATE -- means, at any time, a Person (other than a Subsidiary or a Purchaser or an affiliate of a Purchaser):

                  (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

                  (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock; or

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary;

at such time.

As used in this definition,

                  Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGGREGATE CONSIDERATION RECEIVABLE -- means, in the case of a sale of shares of Additional Common Stock, the aggregate amount paid to the Company in connection therewith and, in the case of an issuance or sale of Rights, or any amendment thereto, the sum of:

                  (a) the aggregate amount paid to the Company for such Rights; plus

                  (b) the aggregate consideration or premiums stated in such Rights payable for the shares of Additional Common Stock covered thereby;

in each case without deduction for any fees, expenses or underwriters' discounts.

         AGREEMENT, THIS -- and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         BOARD OF DIRECTORS -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         BUSINESS DAY -- means a day other than a Saturday, a Sunday or a day on which banks in the State of Connecticut are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CMP -- shall have the meaning specified in the introductory paragraph hereof.

         CALCULATION AGENT -- means a firm of independent certified public accountants of recognized national standing appointed by the Board of Directors and reasonably acceptable to the Required Warrantholders.

         CLASS A COMMON STOCK -- means the Class A Common Stock, par value $.01 per share, of the Company.

         CLASS B COMMON STOCK -- means and includes:

         (a) the Class B Common Stock, par value $.01 per share, of the Company; and

         (b) any other Securities of the Company or any other Person that the holders of the Class B Common Stock at any time shall have received, in lieu of or in addition to Class B Common Stock, or that at any time shall have been issued in exchange for or in replacement of Class B Common Stock or such additional Securities.

         CLOSING DATE -- shall mean the "Closing Date" as defined in the Note Purchase Agreement.

         CLOSING PRICE -- means, per share of Common Stock, on any date specified herein:

                  (i) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; and

                  (ii) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Class A Common Stock on such date, or if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the average of the reported closing bid and asked prices on such date as shown by the NASDAQ.

         COMMON STOCK -- the common stock of the Company (including, without limitation, the Class A Common Stock and the Class B Common Stock) and any other equity securities of the Company which are not limited to a fixed sum or a fixed percentage of par value in respect of participation in dividends and distributions in liquidation.

         COMPANY -- shall have the meaning specified in the introductory paragraph hereof.

         COMPETITOR -- means, at any time, any Person that is engaged at such time in a principal line of business which is substantially the same as, or substantially similar to, any of the businesses in which the Company and the Subsidiaries were engaged in on the Closing Date. Notwithstanding the foregoing, "Competitor" shall not include any of the Purchasers, or (A) any (1) subsidiary or affiliate of any Purchaser, (2) insurance company, (3) bank or savings and loan association, (4) investment company (collectively, the "Institutional Investors"), the primary businesses of which are any one or more of insurance, the investment of funds as principal or on behalf of third parties, or the providing of other financial services and (B) any broker, dealer or similar intermediary that has acquired the Warrants for resale to Institutional Investors.

         CONNECTICUT GENERAL -- shall have the meaning specified in the introductory paragraph hereof.

         CONSIDERATION PER SHARE -- means, with respect to shares of Common Stock or Rights, the quotient of:

                  (a) the Aggregate Consideration Receivable in respect of such shares of Common Stock or such Rights; divided by

                  (b) the total number of such shares of Common Stock or, in the case of Rights, the total number of shares of Common Stock covered by such Rights.

         EXCLUDED SECURITIES -- means and includes:

                  (a) shares of Common Stock or Rights issued in any of the transactions described in Section 4.1(a), Section 4.1(b), Section 4.1(c) or Section 4.1(d) hereof, and in respect of which an adjustment has been made pursuant to such Section; and

                  (b) shares of Class B Common Stock issuable upon exercise of the Warrants and shares of Class A Common Stock issued upon conversion of the Class B Common Stock;

                  (c) shares of Common Stock or Rights issued pursuant to a Permitted Management Issuance.

         EXPIRATION DATE -- means, with respect to any Warrant, June 30, 2005.

         FAIR VALUE -- means, with respect to any share of Common Stock, the quotient of:

                  (a) the sum of

                           (i) the fair salable value of the Company, as a going
                  concern, giving effect to all Property thereof and subject to all liabilities thereof, that would be realized in an arm's-length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, as of a date that is within fifteen (15) days of the date as of which the determination is to be made, determined by the Valuation Agent, such determination to be made without regard to any absence of a liquid or ready market for such Common Stock; plus

                           (ii) the aggregate exercise or conversion price of
                  all Rights in existence and remaining unexercised on such date;

divided by

                  (b) the total number of shares of Common Stock outstanding at such time on a fully diluted basis.

         INITIAL PURCHASE PRICE -- means $0.01 per share.

         INSTITUTIONAL INVESTOR -- means the Purchasers, any affiliate of any of the Purchasers, and any holder of a Warrant Certificate that is an "accredited investor" as defined in section 2(15) of the Securities Act.

         LIEN -- means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing (but excluding negative pledge clauses in agreements related to the borrowing of money), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (but excluding informational filings made in respect of leases)) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation. The term "Lien" includes encumbrances with respect to stock, including, without limitation, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements.

         MANAGEMENT EMPLOYEES - means the directors and senior management employees of the Corporation or any Subsidiary.

         MANAGEMENT STOCKHOLDER -- means Ronald E. Weinberg, Norman C. Harbert and Byron S. Krantz.

         MARKET PRICE -- means, per share of Common Stock, as of any date of determination, the arithmetic mean of the daily Closing Prices for the twenty
(20) consecutive trading days before such date of determination of the Class A Common Stock; provided that if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then "Market Price" means the greater of:

                  (a) the book value of one share of Common Stock, as determined in accordance with generally accepted accounting principles by the Calculation Agent, as of the date of determination; and

                  (b) the Fair Value of one share of Common Stock, as of the date of determination.

         NASDAQ -- means the National Association of Securities Dealers Automated Quotation System.

         NOTE PURCHASE AGREEMENT -- shall have the meaning specified in Recital C of this Agreement.

         NOTICE EVENT -- means any of the following:

                  (a) any event that would require an adjustment in the Purchase Price pursuant to Section 4.1 hereof; or

                  (b) any distribution of Property in respect of Common Stock.

         PERMITTED MANAGEMENT ISSUANCES - means the issuance by the Company after the Closing Date of Common Stock or Rights to Management Employees pursuant to, and in accordance with, the provisions of a stock option plan approved by the Board of Directors and consented to by a majority of the holders of Company Securities; however, that the aggregate number of shares of Issuable Shares so issued or sold shall not exceed at any time Eighty-Eight Thousand Forty-Seven (88,047) shares of Common Stock (as such number may be proportionately adjusted to reflect any stock dividend or split or reclassification, by subdivision, combination or otherwise, of the Common Stock.

         PERSON -- means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PURCHASE PRICE -- means, prior to any adjustment pursuant to Section
4.1 of this Agreement, the Initial Purchase Price and thereafter, the Initial Purchase Price as adjusted and readjusted from time to time (in each case, rounded to the nearest whole cent).

         PURCHASERS -- shall have the meaning specified in the introductory paragraph hereof.

         REFERENCE PRICE -- means, per share of Common Stock, as of any date of determination, the greater of the Market Price as of such date and the Purchase Price on such date.

         REQUIRED WARRANTHOLDERS -- means, at any time, the holders of at least fifty-one percent (51%) of all Warrants outstanding (excluding any Warrants directly or indirectly held by the Company, any Subsidiary or any Affiliate) at such time, and which must include the Purchasers if, at such time, they hold their entire original investment in the Warrants on the books of the Company.

         RIGHT -- means and includes:

                  (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire Common Stock;

                  (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe to shares of Additional Common Stock (pursuant to a rights offering or otherwise);

                  (c) any right to acquire Common Stock pursuant to the provisions of any Security convertible or exchangeable into Common Stock; and

                  (d) any similar right permitting the holder thereof to subscribe for or purchase shares of Common Stock.

         SECURITIES ACT -- means the Securities Act of 1933, as amended.

         SECURITY -- shall have the meaning specified in section 2(1) of the Securities Act.

         SHAREHOLDERS' AGREEMENT -- means the Shareholders' Agreement, dated as of the date hereof, among the Company, the Purchasers and the Management Stockholders.

         SUBORDINATED NOTES -- shall have the meaning specified in Recital C of this Agreement.

         SUBSIDIARY -- means, as to any Person, any corporation in which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person owns sufficient voting securities to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such corporation; the term "Subsidiary," as used herein without reference to any Person, shall mean a Subsidiary of the Company.

         TRANSFEREE -- means any transferee registered on the books of the Company of all or any part of any Warrant Certificate issued to the Purchasers under this Agreement.

         VALUATION AGENT -- means a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company) of recognized national standing retained by the Company and reasonably acceptable to the Required Warrantholders.

         VOTING STOCK -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         WARRANT -- shall have the meaning specified in Recital B hereof.

         WARRANT CERTIFICATE -- shall have the meaning specified in Section 1.1 hereof.

         5.2 DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         5.3 GOVERNING LAW. THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT.

6.       MISCELLANEOUS.

         6.1 EXPENSES. Except as provided in Section 3.3 hereof, the Company agrees to pay, and save the Purchasers and any other holder of Warrant Certificates harmless against liability for the payment of, all out-of-pocket expenses (including, without limitation, attorney's fees and disbursements) arising in connection with the transactions herein contemplated, including, without limitation:

                  (a) the cost, if any, of complying with Section 3.6 hereof;

                  (b) any subsequent proposed modification of, or proposed consent requested or initiated by or on behalf of the Company under, this Agreement, the Warrant Certificates or the Warrants, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the fees and expenses of one special counsel engaged by the holders of Warrant Certificates in connection therewith); and

                  (c) the enforcement of (or determination of whether or how to enforce) any rights under this Agreement, the Warrant Certificates or the Warrants or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Purchasers' or any Transferee's having acquired any Warrant Certificate, including, without limitation, the fees and disbursements of one special counsel engaged by the Purchasers or any other holders of Warrant Certificates and incurred by such holders and the costs and expenses incurred in any bankruptcy case involving the Company or any Subsidiary.

The obligations of the Company under this Section 6.1 shall survive the transfer of any Warrant Certificate or portion thereof or interest therein by the Purchasers or any Transferee and the exercise or expiration of any Warrant.

         6.2 AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and:

                  (a) in the case of Section 1 through Section 6, inclusive, hereof (other than this Section 6.2), the written consent of the Required Warrantholders; and

                  (b) in the case of this Section 6.2, the written consent of all holders of Warrants then outstanding;

provided, however, that:

                  (i) no such amendment or waiver of any of the provisions of this Agreement pertaining to the Purchase Price or the number or kind of shares of Common Stock that may be purchased upon exercise of each Warrant; and

                  (ii) no change hastening the occurrence of the Expiration
         Date;

shall be effective as to the holder of any Warrant unless consented to in writing by such holder.

         6.3 WARRANTS SUBJECT TO SHAREHOLDERS' AGREEMENT. The holders of the Warrants and the Company are subject in all respects to the terms of the Shareholders' Agreement, the terms and provisions of which are incorporated herein, mutatis mutandis, as if set forth fully herein. By its acceptance of a Warrant, each holder of Warrants agrees to be bound by the provisions of the Shareholders' Agreement to the extent applicable.

         6.4 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Agreement shall be construed as conferring upon the holder of any Warrant any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         6.5 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         6.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein and in the Note Purchase Agreement in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Certificates, the transfer by the Purchasers of any Warrant Certificate or portion thereof or interest therein and the exercise or expiration of any Warrant, and may be relied upon by the Purchasers or Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers or Transferee. Subject to the preceding sentence, this Agreement and the Warrant Certificates embody the entire agreement and understanding between the Purchasers and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         6.7 SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         6.8 NOTICES. All communications hereunder or under the Subordinated Notes shall be in writing, shall be delivered by nationwide overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

                  (a) if to Connecticut General or CMP, addressed to it at:

                      CIG & CO.
                      c/o CIGNA Investments, Inc.
                      900 Cottage Grove Road
                      Hartford CT 06152-2307
                      Attention: Private Securities Division S-307

                      with a copy to

                      Chase Manhattan Bank, N.A.
                      Private Placement Servicing
                      P.O. Box 1508
                      Bowling Green Station
                      New York, New York 10081
                      Attention: CIGNA Private Placements
                      Fax: (212) 552-3107/1005

         or at such other address as Connecticut General or CMP, as the case may be, shall have specified to the Company in writing;

                  (b) if to any other holder of any Warrant Certificate, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to the Company; and

                  (c) if to the Company, addressed to it at:

                      The Hawk Group of Companies, Inc.
                      200 Public Square
                      Cleveland, Ohio 44114-2301
                      Attention: Ronald E. Weinberg
                      TEL:     216-861-4540
                      FAX:     216-861-4546
         or at such other address as the Company shall have specified to the holder of each Warrant Certificate in writing; provided that any such communication to the Company may also, at the option of the holder of any Warrant Certificate, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

         6.9 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to any holder or holders of Warrant Certificates, the determination of such satisfaction shall be made by the Purchasers, holder or holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         6.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         6.12 JURISDICTION; JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CONNECTICUT COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT OR ANY OF THE WARRANTS AND EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 6.12.

         6.13 EXPIRATION. All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date. The Company agrees to notify each holder of Warrants, not less than ninety (90) days but not more than one hundred fifty (150) days, prior to the Expiration Date, in writing, of the Expiration Date and that, on the Expiration Date, all Warrants remaining unexercised shall expire and all rights of holders of such Warrants shall terminate and cease.

  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; NEXT PAGE IS A SIGNATURE PAGE.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                     THE HAWK GROUP OF COMPANIES, INC.




                                     By:   /s/   Ronald E. Weinberg
                                        ---------------------------------------
                                           Name: Ronald E. Weinberg
                                           Title: Vice Chairman of the Board


                                     CONNECTICUT GENERAL LIFE INSURANCE
                                     COMPANY
                                     By CIGNA Investments, Inc.



                                     By:   /s/ Claire M. Porter
                                        ---------------------------------------
                                           Name: Claire M. Porter
                                           Title: Vice President


                                     CIGNA MEZZANINE PARTNERS III, L.P.
                                     By CIGNA Investments, Inc. (as Agent)



                                     By:   /s/ Claire M. Porter
                                        ---------------------------------------
                                           Name: Claire M. Porter
                                           Title: Vice President


            [WARRANT AGREEMENT of THE HAWK GROUP OF COMPANIES, INC.]

                                                               ATTACHMENT A
                          [FORM OF WARRANT CERTIFICATE]



THE ENCUMBERING, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 30, 1995, AS MAY BE AMENDED FROM TIME TO TIME, THE PROVISIONS OF WHICH ARE HEREIN INCORPORATED BY REFERENCE. SUCH SHAREHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO HAS NOT EXPRESSLY ASSUMED THE OBLIGATIONS OF SUCH AGREEMENT AND CONTAINS, AMONG OTHER PROVISIONS, PROVISIONS WHICH COULD LIMIT THE TRANSFER OF THIS SECURITY. A COPY OF THIS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. UPON THE WRITTEN REQUEST OF THE HOLDER HEREOF, THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENT, WITHOUT CHARGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                               WARRANT CERTIFICATE
                        THE HAWK GROUP OF COMPANIES, INC.


No. WR-__                                            [_________]  Warrants
Date: ___________                                       PPN: 42009# 11 7

         This Warrant Certificate certifies that _____________ or registered assigns, is the registered holder of __________ (_______) Warrants. Each Warrant entitles the owner thereof to purchase at any time on or prior to 5:00 p.m. Eastern Time on June 30, 2005 (the "Expiration Date"), one (1) fully paid and nonassessable share of Class B Common Stock of THE HAWK GROUP OF COMPANIES, INC. (together with its successors and assigns, the "Company"), a Delaware corporation, at a Purchase Price of one cent ($.01) upon presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement. The number of shares of Class B Common Stock that may be purchased upon exercise of each Warrant and the Purchase Price are the number and the Purchase Price as of the date hereof, and are subject to adjustment as referred to below.

         The Warrants are issued pursuant to the Warrant Agreement (as it may from time to time be amended or supplemented, the "Warrant Agreement"), dated as of June 30, 1995, among the Company and the Purchasers (as defined therein), and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant

                                 Attachment A-1

Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

         As provided in the Warrant Agreement, the Purchase Price and the number of shares of Class B Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. As further set forth in, and subject to, the Warrant Agreement, the expiration date of this Warrant Certificate is 5:00 p.m. Eastern Time on June 30, 2005.

         This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Class B Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

         Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Class B Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Class B Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Class B Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT.

         WITNESS the signature of a proper officer of the Company as of the date first above written.

                                        THE HAWK GROUP OF COMPANIES, INC.




                                        By:
                                           ------------------------------------
                                               Name:
                                               Title:


                                 Attachment A-2

                              [FORM OF ASSIGNMENT]
                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)


         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfers unto


-----------------------------------------------------------------------------
                 (Please print name and address of transferee.)

the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:



-------------------------------------------------------------------------------

attorney, to transfer the accompanying Warrant Certificate on the books of the Company, with full power of substitution.

Dated: ____________________, ________.


                                               [HOLDER]




                                               By
                                                 -------------------------------


                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                                 Attachment A-3

                         [FORM OF ELECTION TO PURCHASE]
                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE)


To THE HAWK GROUP OF COMPANIES, INC.:

         The undersigned hereby irrevocably elects to exercise
_____________________________ Warrants represented by the accompanying Warrant Certificate to purchase the shares of Class B Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:


-------------------------------------------------------------------------------
                        (Please print name and address.)

-----------------------------------------------------------------------------
          (Please insert social security or other identifying number.)

If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:


------------------------------------------------------------------------------
                        (Please print name and address.)

-----------------------------------------------------------------------------
          (Please insert social security or other identifying number.)

Dated:                    ,       .
        ------------------  ------

                                          [HOLDER]



                                          By
                                            ----------------------------------

                                     NOTICE

         The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.


                                 Attachment A-4